Exhibit 99.1

Energous Corporation Reports First Quarter 2024 Results

SAN JOSE, Calif. – May 14, 2024 – Energous Corporation (NASDAQ: WATT), a leading developer of RF-based intelligent wireless power networks, today announced financial results for the three months ended March 31, 2024, and provided an update on recent partnerships and company highlights.

First Quarter 2024 Financial Results

•	Revenue for the three months ended March 31, 2024 of approximately $0.1 million versus $0.1 million in the 2023 period.

•	Costs and expenses for the three months ended March 31, 2024 totaled $6.7 million versus $6.4 million in the 2023 period. Total first quarter 2024 GAAP costs and expenses consisted of approximately $0.1 million in cost of revenue, $2.3 million in research and development (R&D) expenses, $2.7 million in sales, marketing, general and administrative (SG&A) expenses, and approximately $1.6 million in severance expenses.

•	Cost reductions continued through the first three months of 2024 with total non-GAAP costs and expenses for the three months ended March 31, 2024 of $4.8 million decreasing from $5.8 million for the same 2023 period, representing a cost reduction of approximately $1.0 million, or 17%, year over year.

•	Year-over-year net loss of approximately $(6.6) million, or $(1.11) per basic and diluted share for the three months ended March 31, 2024, versus a net loss of approximately $(6.7) million, or $(1.63) per basic and diluted share, for the same 2023 period.

•	Non-GAAP net loss of approximately $(4.6) million for the three months ended March 31, 2024 versus non-GAAP net loss of approximately ($5.5) million for the same 2023 period, representing a 16% improvement year over year.

•	Approximately $10.7 million in cash and cash equivalents as of March 31, 2024, with no debt.

See “Non-GAAP Financial Measures” below for additional information.

Company Highlights

•	Velociti, a global provider of technology deployment, maintenance and integration solutions, is working with multiple, international retail organizations to build Over-the-Air (OTA) wireless power network POCs powered by Energous WattUp® technology. These retailers intend to use the Energous wireless network solutions to implement real-time asset management systems to reduce losses and lower costs.
•	WiGL, a developer of touchless wireless charging for IoT devices, is beginning the commercialization phase of an Energous-powered wireless power network to showcase its Wireless Power Transfer (tWPT) solutions for smart homes.
•	We continue to receive positive feedback from major retailers for the Energous 2 Watt PowerBridge transmitter, specifically for the improved wireless power coverage (98%) and infrastructure cost optimization.
•	Anukin, our new IT services and IT consulting partner in Latin America, recently completed a successful POC with a Mexico-based retailer, with the Energous-powered asset tracking and management system improving asset tracking coverage by more than 92%.

“We continue to deliver on our plan to streamline business operations and reduce costs, while also focusing on transitioning several key proofs of concept to a deployment phase,” said Mallorie Burak, Interim Principal Executive Officer and CFO of Energous. “We have established new relationships with key technology partners who are working to integrate our Energous powered OTA networks into IoT deployments for their multinational retailer customers. We believe IoT is a game changer for retail organizations, who are using this technology to enable data-driven decision making, improve customer engagement, and streamline operations. We also believe Energous powered OTA networks, which we believe will provide on-demand access to wireless power similar to how cell phones can provide seamless access to data from anywhere, will enable unprecedented levels of visibility, control, and intelligent automation for IoT applications.”

About Energous Corporation

Energous Corporation (NASDAQ: WATT) has been pioneering wireless charging over distance technology since 2012. Today, as the global leader in wireless charging over distance, its networks are safely and seamlessly powering its customers’ RF-based systems in a variety of industries, including retail, industrial, healthcare and more. Its total network solution is designed to support a variety of applications, including inventory and asset tracking, smart manufacturing, electronic shelf labels, IoT sensors, digital supply chain management, inventory management, loss prevention, patient/people tracking and sustainability initiatives. The number of industries and applications it serves is rapidly growing as it works to support the next generation of the IoT ecosystem.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements may describe our future plans and expectations and are based on the current beliefs, expectations and assumptions of Energous. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or similar terms. Examples of forward-looking statements in this release include but are not limited to statements about our financial results and projections, statements about the success of our collaborations with our partners, statements about any governmental approvals we may need to operate our business, statements about our technology and its expected functionality, and statements with respect to expected company growth. Factors that could cause actual results to differ from current expectations include: uncertain timing of necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, and the other risks and uncertainties described in our most recent annual report on Form 10-K as filed with the Securities and Exchange Commission (SEC), any subsequently filed quarterly reports on Form 10-Q as well as in other documents that may have been subsequently filed by Energous, from time to time, with the SEC, in evaluating our forward-looking statements. In addition, any forward-looking statements represent Energous’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Energous does not assume any obligation to update any forward-looking statements unless required by law.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below.

Our reported results include certain non-GAAP financial measures, including non-GAAP net loss, non-GAAP costs and expenses, non-GAAP sales, marketing, general and administrative expenses (SG&A) and non-GAAP research and development expenses (R&D). Non-GAAP net loss excludes depreciation and amortization, stock-based compensation expense, severance expense, offering costs relating to warrant liability and change in fair value of warrant liability. Non-GAAP costs and expenses excludes depreciation and amortization, stock-based compensation expense and severance expense. Non-GAAP SG&A excludes depreciation and amortization and stock-based compensation expense. Non-GAAP R&D excludes depreciation and amortization and stock-based compensation expense. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

– Financial Tables Follow –

Energous Corporation

BALANCE SHEETS

(Unaudited)

(in thousands)

	As of
	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$10,655	$13,876
Restricted cash	60	60
Accounts receivable, net	27	102
Inventory	623	430
Prepaid expenses and other current assets	316	539
Total current assets	11,681	15,007

Property and equipment, net	382	429
Right-of-use lease asset	1,029	1,240
Total assets	$13,092	$16,676

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,532	$1,879
Accrued expenses	1,170	1,254
Accrued severance	1,469	134
Warrant liability	702	620
Operating lease liabilities, current portion	684	707
Deferred revenue	10	27
Total current liabilities	5,567	4,621

Operating lease liabilities, long-term portion	369	557
Total liabilities	5,936	5,178

Stockholders’ equity:
Preferred stock	-	-
Common stock	1	1
Additional paid-in capital	395,796	393,539
Accumulated deficit	(388,641)	(382,042)
Total stockholders’ equity	7,156	11,498
Total liabilities and stockholders’ equity	$13,092	$16,676

Energous Corporation

STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share amounts)

	For the Three Months Ended March 31,
	2024	2023

Revenue	$64	$97

Costs and expenses:
Cost of revenue	109	139
Research and development	2,349	3,079
Sales and marketing	873	1,212
General and administrative	1,835	1,961
Severance expense	1,563	-
Total costs and expenses	6,729	6,391
Loss from operations	(6,665)	(6,294)

Other income (expense):
Offering costs related to warrant liability	-	(592)
Change in fair value of warrant liability	(82)	-
Interest income	148	233
Total other income (expense)	66	(359)

Net loss	$(6,599)	$(6,653)

Basic and diluted net loss per common share	$(1.11)	$(1.63)

Weighted average shares outstanding, basic and diluted	5,961,186	4,070,438

Energous Corporation

Reconciliation of Non-GAAP Information

(Unaudited)

(in thousands)

	For the Three Months Ended March 31,
	2024	2023

Net loss (GAAP)	$(6,599)	$(6,653)
Add (subtract) the following items:
Depreciation and amortization	48	46
Stock-based compensation *	274	522
Severance expense	1,563	-
Offering costs related to warrant liability	-	592
Change in fair value of warrant liability	82	-
Adjusted net non-GAAP loss	$(4,632)	$(5,493)

* Stock-based compensation excludes $130 which is included in severance expense for the three months ended March 31, 2024.

Total costs and expenses (GAAP)	$6,729	$6,391
Subtract the following items:
Depreciation and amortization	(48)	(46)
Stock-based compensation *	(274)	(522)
Severance expense	(1,563)	-
Adjusted non-GAAP costs and expenses	$4,844	$5,823

* Stock-based compensation excludes $130 which is included in severance expense for the three months ended March 31, 2024.

Total research and development expenses (GAAP)	$2,349	$3,079
Subtract the following items:
Depreciation and amortization	(41)	(43)
Stock-based compensation	(107)	(209)
Adjusted non-GAAP research and development expenses	$2,201	$2,827

Total sales, marketing, general and administrative expenses (GAAP)	$2,708	$3,173
Subtract the following items:
Depreciation and amortization	(7)	(3)
Stock-based compensation	(167)	(313)
Adjusted non-GAAP sales, marketing, general and administrative expenses	$2,534	$2,857

Contacts

Energous Investor Relations:

Padilla IR

IR@energous.com

Energous Corporate Communications:

SHIFT COMMUNICATIONS

energous@shiftcomm.com

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